UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006

AMERICAN MOLD GUARD, INC.

(Exact name of registrant as specified in its charter)

California	001-32862	74-3077656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30200 Rancho Viejo Road, Suite G San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 240-5144

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2006, the Board of Directors of American Mold Guard, Inc. (the “Company”) appointed Mark Davidson to the position of President of the Company. Prior to this appointment, Mr. Davidson had been serving as the Company’s Chief Operating Officer. Mr. Davidson’s current position is President and Chief Operating Officer of the Company.

Mr. Davidson joined the Company in April 2004 as the Company’s Chief Financial Officer. In August 2005, he also was named as the Company’s Chief Operating Officer. In May 2006, Paul Bowman replaced Mr. Davidson in the position of Chief Financial Officer. From February 1997 to April 2004, Mr. Davidson was the president of J2N Consulting, a management consulting firm that provided consulting services, including business analysis, financial planning, executive management and development of customized information tools, to corporate clients.

The material terms of Mr. Davidson’s employment agreement have not changed in connection with the above-referenced appointment to the office of President. The Company’s employment agreement with Mr. Davidson has a five-year term commencing July 1, 2004 and automatically renews for successive three-year terms unless either party to the agreement gives the other party 90 days’ prior written notice of his or its intent not to renew. Mr. Davidson’s initial base salary was $120,000 per year. The base salary is increased based on the Company achieving various quarterly revenue milestones as set forth in the following table:

Quarterly Revenue	Base Salary
$ 500,000	$120,000
$1,000,000	$150,000
$2,500,000	$180,000
$4,000,000	$210,000
$5,500,000	$240,000
$7,000,000	$270,000
$8,500,000	$300,000

In accordance with the foregoing, Mr. Davidson’s current base salary is $180,000 per year.

In addition, Mr. Davidson is entitled to discretionary bonuses, including participation in the Company’s Annual Reward Plan, and to participate in the Company’s incentive compensation and fringe benefit programs, including a car allowance.

If the Company terminates Mr. Davidson’s employment for any reason other than death, disability or “justifiable cause” (defined to include any willful breach by Mr. Davidson of his duties under the agreement or his conviction of any crime involving the Company’s property or any crime constituting a felony), Mr. Davidson would be entitled to a severance payment equal to 24 months of his current monthly base salary plus target bonus as in effect on the last day of his employment and reimbursement for the cost of maintaining his medical and dental insurance for 24 months. In the event of a termination in connection with a “change in control” or by Mr. Davidson for “good reason” (defined to include a relocation more than 30 miles from Irvine, California and a material reduction of Mr. Davidson’s base salary, duties or authority), he is entitled to a lump sum payment equal to his unpaid, annualized base salary for the remainder of the year in which the termination occurs and a lump sum payment equal to three times the highest annual compensation (salary plus bonus) for any of the three calendar years immediately preceding the date of termination.

Mr. Davidson’s employment agreement also contains confidentiality and non-solicitation provisions as well as a provision under which he assigns all of his rights to inventions and discoveries made or conceived during his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MOLD GUARD, INC., a California corporation

Date: June 7, 2006	By:	/S/ PAUL BOWMAN
Paul Bowman Chief Financial Officer

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